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                                                                    Exhibit 10.1

                                10% CONVERTIBLE
                                PROMISSORY NOTE



$_____________                                            ___________ , 1996



     This PROMISSORY NOTE (this "Note") is executed as of this ___ day of ____, 1996, by COMMUNICATIONS SYSTEMS INTERNATIONAL, INC., a Colorado corporation ("Maker"), whose address is 8 S. Nevada Avenue, Suite 101, Colorado Springs, Colorado 80903, in favor of ___________ ("Holder"), whose legal address is
__________________.

     1.  Promise to Pay.  For value received, Maker hereby promises to pay to
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the order of Holder the principal sum of   $ ("Loan Amount"), together with
interest thereon at the rate as hereinafter specified, all in lawful money of the United States of America which constitutes legal tender for payment of debts, public and private, at the time of payment.

     2.  Interest Rate.  Interest on the unpaid principal balance of this Note
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outstanding from the date hereof and from time to time shall be paid at a rate equal to 10% per annum ("Interest Rate"). Interest payable hereunder shall be calculated on a 360-day year based on the actual number of days for which any amounts payable hereunder remain outstanding.

     3.  Maturity Date.  The "Maturity Date" shall mean __________________,
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1998.  The entire outstanding principal balance of this Note, together with all accrued but unpaid interest, shall, if not previously paid, be finally due and payable on the Maturity Date.

     4.  Payment Schedule.  Interest shall accrue on the outstanding principal
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balance hereunder at the Interest Rate.  Payments of interest only shall be payable commencing March 31, 1997 and continuing semi-annually thereafter until the Maturity Date at which time the entire outstanding principal balance of this Note together with all accrued but unpaid interest hereunder shall, if not previously paid, be fully due and payable.

     5.  Prepayment Privilege.  Maker shall have the right to prepay all or any
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portion of the Loan Amount, together with accrued interest thereon, at any time with no prepayment penalty whatsoever. Any such prepayment shall be made pro rata among the holders of all Convertible Promissory Notes based on their then outstanding Loan Amounts. Maker shall give Holder at least 30 days' prior written notice of any proposed prepayment.

     6.  Warrants.  For each $10,000 of Loan Amount evidenced by this Note,
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Holder shall receive 1,000 warrants to purchase common stock, no par value
("Common Stock"), of
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Maker (the "Warrants"). The Warrants shall be subject to the terms set forth in the "Agreement and Terms of Warrants" attached hereto as Exhibit A.
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     7.  Conversion.  At any time on or before the earlier of (i) the Maturity
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Date, or (ii) the prepayment date if the Note is to be prepaid under Section 5,
Holder by delivery of this Note and written notice to Maker may convert all of the outstanding Loan Amount and interest due hereunder as of the date of delivery of such notice (the "Outstanding Amount") into the number of shares (the "Shares") of Common Stock of Maker equal to the Outstanding Amount divided by 90% of the average of the bid price and the ask price of Maker's Common Stock on the day before the date of conversion (the "Conversion Price").

     In the event of any capital reorganization or reclassification of the Shares, any consolidation or merger of Maker with or into another corporation, limited partnership, limited liability company or other entity or any sale, lease or other disposition of all or substantially all of the assets of Maker, that is effected in such a manner that holders of Common Stock are entitled to receive securities and/or property (including cash) with respect to or in exchange for Common Stock and that does not result in a prepayment by Maker pursuant to Section 5, Maker shall, as a condition precedent to such transaction, cause effective provision to be made so that Holder shall have the right thereafter to convert this Note for the kind and amount of securities and/or other property receivable upon such event by a holder of the number of Shares for which this Note could have been converted immediately prior to such event, subject to the adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Note.

     8.  Put Feature.  At the end of each six-month period during the term of
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this Note (i.e., each March 31 or September 30) (the "Tender Date"), Holder shall have the right to tender this Note and to cause Maker to repay the outstanding Loan Amount and accrued and unpaid interest thereon as of such Tender Date. Holder shall give Maker written notice of its intention to so tender the Note at least 30 days prior to the Tender Date.

     9.  Application of Payments.  All payments hereunder shall be applied first
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to the payment of accrued and unpaid interest on the principal of this Note, including interest accrued at the Default Rate as hereinafter provided; and second, to the reduction of principal of this Note.

     10.  Default Interest Rate.  Any payment not made within five days after
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the same is due hereunder, and including the entire balance of principal, interest, and other sums then due, shall bear interest at 3% above the then current Interest Rate ("Default Rate"), such interest to accrue from the date due until paid.

     11.  Default.  Each of the following shall constitute an "Event of Default"
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under this Note:

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          (a) The failure of Maker to pay in full any amount due hereunder by the date the same is due, as provided herein, and such failure shall continue for 10 days after written notice from Holder to Maker of such failure, or Maker's failure to pay in full any amount due hereunder upon maturity of this Note, by acceleration or otherwise; or

          (b) The failure of Maker to perform, satisfy and observe in full, when due, any of the obligations, covenants, conditions and restrictions under this Note, not involving the payment of money, and such failure shall continue for 30 days after written notice from Holder to Maker of such failure, or if said failure cannot reasonably be cured within said 30-day period, Maker shall not have cured such failure within a reasonable time after the written notice from Holder to Maker described above.

     12.  Right to Accelerate on Event of Default.  Upon the occurrence of any
          ---------------------------------------
Event of Default hereunder, the entire balance of principal, accrued interest, and any other sums owing hereunder shall, at the option of Holder, become at once due and payable without prior notice or demand.

     13.  Waivers of Demand, etc.  Maker and all parties now or hereafter liable
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for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, severally waive demand, presentment, notice of dishonor or nonpayment, protest and notice of protest, and diligence in collecting, and consent to extensions of time for payment, renewals of this Note and acceptance of partial payments, whether before, at, or after maturity, all or any of which may be made without notice to any of said parties and without affecting their liability to Holder.

     14.  Costs of Collection.  Maker and all parties now or hereafter liable
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for the payment hereof agree to pay all costs and expenses, including reasonable attorneys' fees, incurred in collecting this Note or any part thereof.

     15.  No Usury Payable.  The provisions of this Note and of all agreements
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between Maker and Holder are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or retention of the Loan Amount ("Interest") exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, the performance or fulfillment of any provision hereof or of any other agreement between Maker and Holder shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Holder should ever receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at Holder's option, or if no principal shall be outstanding, be paid over to Maker) and not to the payment of Interest.

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     16.  Subordination; No Security.  The indebtedness evidenced by this Note,
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including all principal, interest and other sums owing hereunder, are subordinate and subject in right of payment to the payment in full of all other indebtedness of Maker. This Note is not secured by any assets of Maker or other collateral.

     17.  Severability of Provisions.  If any provision hereof shall, for any
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reason and to any extent, be invalid or unenforceable, then the remainder of the instrument in which such provision is contained, the application of the provision to other persons, entities or circumstances, and any other instrument referred to herein shall not be affected thereby but instead shall be enforceable to the maximum extent permitted by law.

     18.  Successors to Maker or Holder.  The term "Maker" as used herein shall
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include the original maker of this Note and any party who may subsequently become primarily liable for the payment hereof. The term "Holder" as used herein shall mean the original payee of this Note or, if this Note is transferred, the then holder of this Note, provided that, until written notice is given to Maker designating another party as Holder, Maker may consider the Holder to be the original payee or the party last designated as Holder in a written notice to Maker.

     19.  Notices.  All notices, consent or other instruments or communications
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provided for under this Note shall be in writing, signed by the party giving the same, and shall be deemed properly given and received when actually delivered and received or three business days after mailed, if sent by registered or certified mail, postage prepaid, to the address set forth in the first paragraph of this Note, or to such other address as a party may designate by written notice to the other party.

     20.  Captions for Convenience.  The captions to the Sections hereof are for
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convenience only and shall not be considered in interpreting the provisions hereof.

     21.  Governing Law.  Regardless of the place of its execution, this Note
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shall be construed and enforced in accordance with the laws of the State of
Colorado.


                              MAKER:

                              COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.

                              By: ______________________________________

                                  Name: ________________________________

                                  Title: _______________________________


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